                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our reports and to all references to our firm included in or made a part of this registration statement.

                                          Arthur Andersen LLP

Atlanta, Georgia
May 29, 1996